REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM




To the Board of Trustees and Shareholders
Investment Managers Series Trust


We have audited the accompanying statement of assets and liabilities of the GaveKal Knowledge Leaders Fund (the Fund) a series of Investment Managers Series Trust including the schedule of investments as of August 31 2013 and the related statement of operations for the year then ended the statement of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the two years in the period then ended and for the period September 30 2010 (commencement of operations) to August 31 2011. These financial statements and financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and
financial highlights are free of material misstatement.   The Fund is
not required to have nor were we engaged to perform an audit of its
internal control over financial reporting.   Our audits included
consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial
reporting.   Accordingly we express no such opinion.   An audit
includes examining on a test basis evidence supporting the amounts
and disclosures in the financial statements.   Our procedures
included confirmation of securities owned as of August 31 2013 by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements and financial highlights referred to above present fairly in all material respects the financial position of GaveKal Knowledge Leaders Fund as of August 31
2013 and the results of its operations for the year then ended and the changes in its net assets for each of the two years in the period then ended and its financial highlights for each of the two years in the period then ended and the period September 30 2010 to August
31 2011 in conformity with accounting principles generally accepted in the United States of America.





TAIT WELLER & BAKER LLP
Philadelphia Pennsylvania
October 23 2013